                                                                    EXHIBIT 21
                                                                    ----------


                                  SUBSIDIARIES


                                                                       Percent Owned
                                            State of                  by National Auto
Corporate Name                              Organization                Credit, Inc.
- --------------                              ------------              ----------------
ARAC, Inc. (1)                              Delaware                          100%

National Motors, Inc.                       Delaware                          100%

NAC Capital, Inc.                           Delaware                          100%

NAC, Inc.                                   Delaware                          100%

All of the subsidiaries listed above are included in the consolidated financial statements of the Company. The Company also has various subsidiaries which, when considered in the aggregate, do not constitute a significant subsidiary.


(1) Formerly operated under the name of Agency Rent-A-Car and its divisions, Altra Auto Rental and Automate.





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